Exhibit 99.1

LUMENTUM ANNOUNCES CFO TRANSITION AND APPOINTS INTERIM CFO

Milpitas, Calif., June 7, 2018 – Lumentum Holdings Inc. (“Lumentum”) today announced that Aaron Tachibana, Executive Vice President and Chief Financial Officer, has resigned from the company to pursue other interests and will remain with the Company through a transition period which will end on August 31, 2018. Chris Coldren, Lumentum’s Senior Vice President Strategy and Corporate Development, has been appointed interim Chief Financial Officer effective immediately. Matt Sepe Lumentum’s Vice President of Finance and Corporate Controller will immediately assume the position of Chief Accounting Officer.

“On behalf of all of us at Lumentum, I want to thank Aaron for his many contributions to the growth of Lumentum over the past three years. He was instrumental in helping Lumentum achieve many milestones, and he leaves the company in a much stronger financial position,” said President and CEO Alan Lowe. “I’m excited about the contributions Chris and Matt will make in their expanded roles. Chris has played a central role on my leadership team from a strategic perspective and leading our engagements with the investing community. We have great confidence in our entire finance team, and Matt is well prepared to assume his new key leadership position here at Lumentum. Additionally, we continue to remain confident in our existing financial guidance.”

Lumentum will retain an executive search firm and commence a formal search for a permanent Chief Financial Officer. Mr. Tachibana’s departure is not related to any financial performance, policy, or control issues or any disagreements on accounting or financial reporting matters.

Lumentum reaffirmed its fiscal fourth quarter 2018 outlook that was provided on May 2, 2018.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any anticipation or guidance as to future financial performance, including future net revenue, earnings per share, and operating margins, number of outstanding shares. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) quarter-over-quarter product mix fluctuations which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (b) continued decline of average selling prices across our businesses; (c) effects of seasonality; (d) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; (e) inherent uncertainty related to global markets and the effect of such markets on demand for our products; (f) changes in customer demand; and (g) our ability to attract and retain new customers, particularly in the 3D sensing market. For more information on these and other risks, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the fiscal third quarter ended March 31, 2018 filed with the Securities and Exchange Commission, in the S-4 filed by Lumentum on May 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.

Contact

Investors:    Chris Coldren, 408-404-0606; investor.relations@lumentum.com

Media:         Greg Kaufman, 408-546-4593; media@lumentum.com